Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

RICHARD SMUTEK, derivatively on behalf of REVLON, INC.,

Plaintiff,

v.

RONALD O. PERELMAN, DAVID L. KENNEDY, ALAN T. ENNIS, ALAN S. BERNIKOW, PAUL J. BOHAN, MEYER FELDBERG, ANN D. JORDAN, DEBRA L. LEE, TAMARA MELLON, BARRY F. SCHWARTZ, KATHI P. SEIFERT, and MACANDREWS & FORBES HOLDINGS INC.,

Defendants,

     and

REVLON, INC.,

                       Nominal Defendant.

: : : : : : : : : : : : : : : : : : : : :	No. 10-392-GMS

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF DERIVATIVE ACTION,
SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:    ALL CURRENT HOLDERS OF REVLON, INC. ("REVLON" OR THE "COMPANY") CLASS A COMMON STOCK ("CURRENT REVLON STOCKHOLDERS").

YOU ARE HEREBY NOTIFIED, that the parties to the above-captioned stockholder derivative action (the "Smutek Action") have entered into an agreement to fully, finally and forever resolve the issues raised in the Smutek Action.  The terms of the proposed settlement of the Smutek Action (the "Settlement") are set forth in a Stipulation of Settlement dated October 8, 2012 (with the exhibits thereto, the "Stipulation").

PLEASE BE FURTHER ADVISED, that on March 11, 2013, at 11:00 a.m., a hearing (the "Settlement Hearing") will be held before Chief Judge Gregory M. Sleet of the United States District Court for the District of Delaware (the "Court") at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 4A, Wilmington, Delaware 19801, to determine:  (i) whether the proposed Settlement of the Smutek Action on the terms and conditions provided for in the Stipulation is fair, reasonable, adequate and in the best interests of Revlon and Current Revlon Stockholders, and should be approved by the Court; (ii) whether plaintiff Richard Smutek's ("Plaintiff") counsel's application for attorneys' fees and expenses as well as any compensatory award for Plaintiff should be granted; and (iii) whether an Order and Final Judgment should be entered pursuant to the Stipulation, approving the proposed Settlement and dismissing the Smutek Action.

Because the Smutek Action is not a "Class Action," no individual Current Revlon Stockholders have the right to compensation as a result of the proposed Settlement described below.

PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY.  This Notice describes the rights you may have under the proposed Settlement of the Smutek Action and what steps you may, but are not required to, take in relation to the Settlement.  If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Smutek Action with prejudice.

In addition to this Notice of the proposed Settlement of the Smutek Action, Revlon has issued a separate notice about the proposed settlement of a related class action captioned In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.).  That notice has been posted on Revlon's website at www.revlon.com on the Investor Relations page, which can be accessed through the Corporate page, under the heading "In re Revlon, Inc. Shareholders Litigation Class Action Settlement Notice."  That notice has also been attached to a Form 8-K filed with the United States Securities and Exchange Commission, and is available on Revlon's website at www.revlon.com on the Investor Relations page, which can be accessed through the Corporate page, under the heading "SEC Filings."

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT.  IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.  This Notice contains only a summary of the terms of the proposed Settlement.  For a more detailed statement of the Settlement, you should review a copy of the Stipulation.  A copy of the Stipulation is on file with the Clerk of the Court and may be reviewed at the office of the Clerk of the Court, United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware 19801 during regular business hours.  You can also contact Plaintiff's counsel for a copy of the Stipulation.  Plaintiff's counsel can be contacted at:

Kenneth J. Vianale
Vianale & Vianale LLP
2499 Glades Road, Suite 112
Boca Raton, Florida  33431
(561) 392-4750

Background and Description of the Smutek Action

The following provides the background of events leading up to the filing of the Smutek Action, and a description of the Smutek Action.

On April 20, 2009, Revlon announced that MacAndrews & Forbes Holdings Inc. ("MacAndrews & Forbes") proposed a merger transaction (the "Proposal").

On April 24, 2009, plaintiff Vern Mercier filed a verified complaint against Revlon and Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, and MacAndrews & Forbes ("Defendants"), and now-former Revlon director Kenneth L. Wolfe ("Wolfe") on behalf of a putative class of Revlon's stockholders in the Delaware Court of Chancery (the "Delaware Chancery Court") captioned Mercier v. Perelman, et al., C.A. No. 4532-VCL (Del. Ch.) (the "Mercier Action").

On May 1, 2009, plaintiff Arthur Jurkowitz filed a verified complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court, captioned Jurkowitz v. Perelman, et al., C.A. No. 4557-VCL (Del. Ch.) (the "Jurkowitz Action").

On May 4, 2009, plaintiff Stanley S. Sullivan filed a complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon's stockholders in the New York State Supreme Court, captioned Sullivan v. Perelman, et al., No. 650257/2009 (N.Y. Sup. Ct.) (the "Sullivan Action").

Wolfe was later dismissed by plaintiff Stanley S. Sullivan from the Sullivan Action.

On May 5, 2009, plaintiff Suri Lefkowitz filed a verified complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court, captioned Lefkowitz v. Revlon, Inc., et al., C.A. No. 4563-VCL (Del. Ch.) (the "Lefkowitz Action").

On May 12, 2009, plaintiff T. Walter Heiser filed a verified complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court, captioned Heiser v. Revlon, Inc., et al., C.A. No. 4578-VCL (Del. Ch.) (the "Heiser Action").

The Mercier Action, Jurkowitz Action, Lefkowitz Action and Heiser Action challenged the Proposal (collectively, the "Initial Delaware Actions").

The Sullivan Action also challenged the Proposal.

On June 24, 2009, the Initial Delaware Actions were consolidated under the caption In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.).

On August 10, 2009, Revlon launched a voluntary exchange offer (the "Exchange Offer").

Following amendments to the terms of the Exchange Offer, the final date on which tenders of Revlon Class A Common Stock could be made was on October 7, 2009.

On October 8, 2009, the Company consummated the Exchange Offer.

Pursuant to the Exchange Offer, Revlon issued to stockholders who elected to tender shares into the Exchange Offer 9,336,905 shares of its newly issued Series A Preferred Stock in exchange for the same number of shares of Revlon Class A Common Stock tendered in the Exchange Offer.

On October 29, 2009, Revlon announced its third quarter results for the fiscal quarter ended September 30, 2009.

On December 21, 2009, plaintiff Edward S. Gutman filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court captioned Gutman v. Perelman, et al., C.A. No. 5158-VCL (Del. Ch.) (the "Gutman Action").

On December 21, 2009, plaintiff Lawrence Corneck filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court captioned Corneck v. Perelman, et al., C.A. No. 5160-VCL (Del. Ch.) (the "Corneck Action").

The Gutman Action and the Corneck Action alleged breach of fiduciary duty claims in connection with the Exchange Offer and alleged that information regarding the Company's third quarter 2009 results should have been disclosed in the Exchange Offer materials.

On December 24, 2009, an amended complaint was filed in the Sullivan Action on behalf of stockholders that participated in the Exchange Offer, alleging, among other things, that information regarding the Company's financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On December 31, 2009, plaintiff John Garofalo filed a putative class action complaint on behalf of stockholders that participated in the Exchange Offer against Defendants and Revlon1 in the Court captioned Garofalo v. Revlon, Inc., et al., C.A. No. 1:09-cv-01008-GMS (D. Del.) (the "Garofalo Action"), alleging federal and state law claims in connection with the Exchange Offer and alleging that information regarding the Company's financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On January 6, 2010, an amended complaint was filed by plaintiffs in the Initial Delaware Actions against Revlon, Defendants and Wolfe, making allegations similar to those contained in the amended Sullivan Action complaint.

On January 15, 2010, the Delaware Chancery Court consolidated the Gutman Action and Corneck Action with the previously consolidated Initial Delaware Actions (the Initial Delaware Actions, Gutman Action and Corneck Action, collectively, are hereafter referred to as the "Consolidated Action").

On May 11, 2010, Plaintiff, on behalf of Revlon, filed a derivative complaint against Defendants and current Revlon director Richard J. Santagati ("Santagati") in the Court captioned Smutek v. Perelman, et al., No. 1:10-CV-00392-GMS (D. Del.), in connection with the Exchange Offer and the alleged failure to disclose information in the Exchange Offer materials regarding the Company's financial results for the third quarter 2009.

Revlon was named as a nominal defendant in the Smutek Action.

1 Wolfe was initially named as a defendant in the Garofalo Action, but was later dismissed.

Plaintiff later filed a voluntary dismissal of Santagati from the Smutek Action.

The complaint in the Smutek Action alleged, among other things, that Defendants' alleged misconduct with respect to the Exchange Offer exposed Revlon to litigation such as the Garofalo Action, Gutman Action and Corneck Action, and potential damages therefrom.

On May 25, 2010, an amended complaint was filed in the Consolidated Action alleging breach of fiduciary duty claims in connection with the Exchange Offer and claiming that information regarding the Company's financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On August 16, 2010, Defendants and nominal defendant Revlon moved to dismiss the complaint in the Smutek Action.

The motions to dismiss the complaint in the Smutek Action are fully briefed and currently pending.

On August 10, 2012, the parties to all the actions identified above (the "Actions") reached a comprehensive agreement in principle providing for the settlement of the Actions on the terms and conditions set forth in a stipulation to be filed with the Delaware Chancery Court (the "Consolidated Action Settlement") and in the Stipulation.

On November 14, 2012, the Court entered a scheduling order providing for, among other things, the scheduling of the Settlement Hearing; a stay of the Smutek Action pending a hearing on the proposed Settlement; and a bar against the commencement or prosecution of any action by Plaintiff or any person derivatively on behalf of Revlon asserting any of the Settled Claims (as defined below) subject to the Settlement of the Smutek Action.

Reasons for the Settlement

Each of the Defendants and nominal defendant Revlon have denied, and continue to deny, all charges of wrongdoing or liability against them as related to the subject matters alleged in the Actions and believe they would have prevailed on their respective motions to dismiss the Smutek Action with prejudice and, in any event, would have prevailed on the merits.  Defendants and nominal defendant Revlon expressly maintain that they diligently and scrupulously have complied with any and all fiduciary duties and other legal obligations.  Defendants and nominal defendant Revlon also have denied and continue to deny, among other things, the allegations that Plaintiff (or Revlon) has suffered damage or that Plaintiff (or Revlon) was harmed by the conduct alleged in the Smutek Action.  Nonetheless, Defendants and nominal defendant Revlon have determined that it is desirable and beneficial to Revlon and Revlon's stockholders that the Smutek Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.  Defendants and nominal defendant Revlon have taken into account the burden, expense, inconvenience, distraction, delay, uncertainty and risks inherent in any litigation, especially in complex cases like the Smutek Action, and believe the Settlement is preferable to continued litigation.

Plaintiff's counsel has determined that the Settlement set forth in the Stipulation is in the best interests of Revlon and its stockholders, and will provide Revlon and its stockholders with substantial benefits.  Although Plaintiff believes that the claims asserted in the Smutek Action have merit, Plaintiff's counsel recognizes uncertainty and risks inherent in any litigation, especially in a complex matter such as the Smutek Action.  Plaintiff's counsel also is mindful of the inherent problems of proof and of the potential defenses to the claims asserted in the Smutek Action, including those set forth in Revlon's (as a nominal defendant) and Defendants' respective memoranda of law in support of their respective motions to dismiss.  Further, in determining that the Settlement set forth in the Stipulation is in the best interests of Revlon and its stockholders, Plaintiff's counsel has taken into account their conversations with counsel for the other plaintiffs in the Actions as part of the settlement negotiations in the related class action lawsuits pending before the Court and in the Delaware Chancery Court and New York State Supreme Court.

Settlement Terms

In consideration for the full settlement and dismissal of the Smutek Action with prejudice, and for the releases provided for below, Defendants will pay Revlon $400,000 (the "Settlement Payment") within ten (10) business days of the Effective Date (as defined below).

The Settlement is conditioned upon, and effective upon, the fulfillment of each of the following (the "Effective Date"):

(i)           the Settlement becoming final ("Final Approval") upon the completion of:  (a) negotiation and execution of the Stipulation and any related documentation; (b) approval of the Settlement, entry of the Order and Final Judgment, and dismissal with prejudice of the Smutek Action in substantially the form attached to the Stipulation, without the award of any damages, costs, or fees except as specifically provided in the Stipulation and approved by the Court; and (c) such Order and Final Judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise;

(ii)           negotiation and execution of the settlement stipulation in the Consolidated Action and any related documentation, approval of the Consolidated Action Settlement (as defined above) by the Delaware Chancery Court, entry of an order and final judgment in the Consolidated Action, which order and final judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise, and dismissal with prejudice of the Consolidated Action; and

(iii)           dismissal with prejudice of the Sullivan Action and Garofalo Action, which dismissals are finally affirmed on appeal, or are not subject to appeal (or further appeal), by lapse of time or otherwise.

Application for Attorneys' Fees and Expenses

Plaintiff's counsel will make an application to the Court for attorneys' fees and expenses.   Defendants and Revlon reserve the right to oppose the award of attorneys' fees and expenses if Plaintiff's counsel's application exceeds 30% of the Settlement Payment.  Plaintiff's counsel may seek a compensatory award for Plaintiff of up to $1,000.00 to be paid from any award of attorneys' fees and expenses that the Court may award.   Plaintiff's counsel may receive from the Settlement Payment such amount of attorneys' fees and expenses that the Court deems appropriate.  Payment of attorneys' fees and expenses, and any compensatory award, will be made within ten (10) business days of the Effective Date (as defined above).

Defendants and Revlon have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Smutek Action and all charges of wrongdoing or liability against them.

The Settlement Hearing

On March 11, 2013, at 11:00 a.m., the Settlement Hearing will be held before the Court at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 4A, Wilmington, Delaware 19801, to determine:  (i) whether the proposed Settlement of the Smutek Action on the terms and conditions provided for in the Stipulation is fair, reasonable, adequate and in the best interests of Revlon and Current Revlon Stockholders, and should be approved by the Court; (ii) whether Plaintiff's counsel's application for attorneys' fees and expenses as well as any compensatory award for Plaintiff should be granted; and (iii) whether an Order and Final Judgment should be entered pursuant to the Stipulation, approving the proposed Settlement and dismissing the Smutek Action.

The Court may adjourn the date of the Settlement Hearing or any adjournment thereof, including the consideration of Plaintiff's counsel's request for attorneys' fees and expenses as well as any compensatory award for Plaintiff, without further notice of any kind to Current Revlon Stockholders other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Court has reserved the right to approve the proposed Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation without further notice to Current Revlon Stockholders.

Right to Appear and Object

Current Revlon Stockholders who object to the proposed settlement of the Smutek Action, the Order and Final Judgment to be entered in the Smutek Action, and/or Plaintiff's counsel's request for attorneys' fees and reimbursement of expenses as well as any compensatory award for Plaintiff, or who otherwise wish to be heard, may appear in person or by their attorney at the Settlement Hearing and present evidence and argument that may be proper and relevant; provided, however, that, except by Order of the Court for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than ten (10) business days prior to the Settlement Hearing such person files with the Clerk of the Court and serves upon counsel listed below:  (i) a written notice of intention to appear, identifying the name, address and telephone number of the objector and, if represented, the objector's counsel; (ii) a signed written statement by the objector of such objector's objections to any matters before the Court; (iii) the grounds for such objections and the reasons that such objector desires to appear and be heard; (iv) proof of ownership of Revlon Class A Common Stock, including the number of shares presently held and the date(s) of purchase; and (v) all documents and writings such objector desires the Court to consider.  Such filings shall be served upon the following counsel:

Kenneth J. Vianale Vianale & Vianale LLP 2499 Glades Road, Suite 112 Boca Raton, Florida 33431	William Savitt Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
Thomas J. Allingham II Alyssa S. O'Connell Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899	Lawrence Zweifach Marshall R. King Gibson, Dunn & Crutcher LLP 200 Park Avenue, 47th Floor New York, New York 10166

Such papers must also be filed with the Clerk of the Court, United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware 19801.

Unless the Court otherwise directs, no Current Revlon Stockholders shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys' fees and expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as described above.  Current Revlon Stockholders who fail to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in the Smutek Action or any other action or proceeding.  Any Current Revlon Stockholder who does not object to the Settlement or Plaintiff's counsel's request for attorneys' fees and reimbursement of expenses or to any other matter stated above need not do anything.

The Order and Final Judgment and Releases

The parties have submitted the Settlement to the Court for approval.  Approval of the Settlement will result in total and final settlement of the Smutek Action, and the claims asserted therein, and those claims that could have been asserted, will be forever relinquished and discharged.

The Order and Final Judgment shall, among other things, provide for the full and complete dismissal of the Smutek Action with prejudice, and the settlement and release of, and a permanent injunction barring, any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), derivatively on behalf of Revlon, or by Revlon, or by or on behalf of Plaintiff (as an individual or as a class representative), whether individual, direct, class, derivative (on behalf of Revlon or otherwise), representative, legal, equitable, or any other type or in any other capacity (collectively, the "Releasing Persons") against Defendants, Wolfe, Santagati, nominal defendant Revlon or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Released Persons") which the Releasing Persons ever had, now have, or may have by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Smutek Action, the complaint in the Smutek Action, the Proposal, the Exchange Offer and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company's actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures) (the "Settled Claims"); provided, however, that the Settled Claims shall not release any claims to enforce the Settlement.

The Order and Final Judgment shall bar and release any and all claims, known or unknown, for damages, injunctive relief, or any other remedies against Plaintiff, his attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Smutek Action.

These releases shall extend to all claims that Releasing Persons do not know or suspect to exist at the time of the release of the Settled Claims, which, if known, might have affected the Releasing Persons' decisions to enter into the releases or the Settlement.  Additionally, Plaintiff and the Company acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of the Company and Plaintiff to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  Plaintiff and the Company acknowledge that "Unknown Claims" are expressly included in the definition of "Settled Claims," and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Defendants and the Company in entering into the Stipulation.  "Unknown Claims" means any claim that Plaintiff or the Company does not know or suspect exists in his or its favor at the time of the release of the Settled Claims as against the Released Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement.  With respect to any of the Settled Claims, the parties stipulate and agree that upon Final Approval (as defined above) of the Settlement, the Company and Plaintiff shall be deemed to have, and by operation of the Order and Final Judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Scope of this Notice and Additional Information

This Notice contains only a summary of the terms of the proposed Settlement.  For a more detailed statement of the Settlement, you should review a copy of the Stipulation on file with the Clerk of the Court at the office of the Clerk of the Court, United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware 19801 during regular business hours or contact Plaintiff's counsel for a copy of the Stipulation.  Plaintiff's counsel can be contacted at:

Kenneth J. Vianale
Vianale & Vianale LLP
2499 Glades Road, Suite 112
Boca Raton, Florida  33431
(561) 392-4750

For a more detailed statement of the matters involved in these proceedings, you may also review the files at the office of the Clerk of the Court during regular business hours or contact Plaintiff's counsel.

IF YOU HAVE ANY QUESTIONS, PLEASE MAKE ALL INQUIRIES TO PLAINTIFF'S COUNSEL.
PLEASE DO NOT CONTACT THE COURT DIRECTLY.

BY ORDER OF THE COURT